As filed with the Securities and Exchange Commission on March 23, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Kronos Bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	82-1895605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1300 So. El Camino Real, Suite 300 San Mateo, California	94402
(Address of Principal Executive Offices)	(Zip Code)

2020 Equity Incentive Plan
2020 Employee Stock Purchase Plan
(Full titles of the plans)

Norbert Bischofberger, Ph.D.
President and Chief Executive Officer
Kronos Bio, Inc.
1300 So. El Camino Real, Suite 300
San Mateo, California 94402
(650) 781-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Charles J. Bair, Esq.
Cooley LLP
4401 Eastgate Mall
San Diego, California 92121
(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☐
Non-accelerated filer	☒	Accelerated filer	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
2020 Equity Incentive Plan Common Stock, $0.001 par value per share	2,801,675 shares(2)	$27.89(3)	$78,138,175.75(3)	$8,524.93
2020 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	560,335 shares(4)	$27.89(3)	$15,627,743.15(3)	$1,704.99
Total	3,362,010 shares	N/A	$93,766,458.90	$10,229.92

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock (“Common Stock”) of Kronos Bio, Inc. (the “Registrant”) that become issuable under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”) or the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2020 Plan on January 1, 2021 pursuant to an “evergreen” provision contained in the 2020 Plan. Pursuant to such provision, on January 1st of each calendar year through January 1, 2030, the number of shares authorized for issuance under the 2020 Plan will be automatically increased by: (a) 5% of the total number of shares of capital stock of the Registrant outstanding on December 31 of the preceding calendar year; or (b) a lesser number of shares of Common Stock as the Registrant’s board of directors (the “Board”) may designate no later than December 31st of the immediately preceding year.
(3)This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 16, 2021, as reported on the Nasdaq Global Select Market.
(4)Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2020 ESPP on January 1, 2021 pursuant to an “evergreen” provision contained in the 2020 ESPP. Pursuant to such provision, on January 1st of each year through January 1, 2030, the number of shares authorized for issuance under the 2020 ESPP will be automatically increased by a number equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 1,376,000 shares; or (c) such lesser number of shares of Common Stock as the Board may designate prior to the applicable January 1st.

INCORPORATION OF DOCUMENTS BY REFERENCE
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.
The Registrant previously registered shares of its Common Stock for issuance under the 2020 Plan and 2020 ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 9, 2020 (File No. 333-249424). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8. EXHIBITS.
Exhibit Number	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File no. 001-39592), filed with the SEC on October 14, 2020).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File no. 001-39592), filed with the SEC on October 14, 2020).

4.3
Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248925), filed with the SEC on September 18, 2020).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1
Kronos Bio, Inc. 2020 Equity Incentive Plan, and Forms of Option Grant Notice, Option Agreement, Notice of Exercise, Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement thereunder (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-249424), filed with the SEC on October 9, 2020).

99.2
Kronos Bio, Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-249424), filed with the SEC on October 9, 2020).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on March 23, 2021.

KRONOS BIO, INC.

By:	/s/ Norbert Bischofberger
Norbert Bischofberger, Ph.D.
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norbert Bischofberger, Ph.D., and Barbara Kosacz, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Norbert Bischofberger	President, Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2021
Norbert Bischofberger, Ph.D.

/s/ Yasir Al-Wakeel	Chief Financing Officer and Head of Corporate Development (Principal Financial and Accounting Officer)	March 23, 2021
Yasir Al-Wakeel, BM Bch

/s/ Arie Belldegrun	Chairman of the Board of Directors	March 23, 2021
Arie Belldegrun, M.D., FACS

/s/ Marianne De Backer	Director	March 23, 2021
Marianne De Backer, Ph.D.

/s/ Joshua Kazam	Director	March 23, 2021
Joshua Kazam

/s/ Jakob Loven	Director	March 23, 2021
Jakob Loven, Ph.D.

/s/ John C. Martin	Director	March 23, 2021
John C. Martin, Ph.D.

/s/ Elena Ridloff	Director	March 23, 2021
Elena Ridloff, CFA

/s/ Otello Stampacchia	Director	March 23, 2021
Otello Stampacchia, Ph.D.

/s/ David Tanen	Director	March 23, 2021
David Tanen